EXHIBIT 99.1

The Finish Line, Inc. Names Mark S. Landau Chief Business Development Officer

INDIANAPOLIS, Jan 4, 2012 – The Finish Line, Inc. (NASDAQ: FINL) today announced that Mark S. Landau has been appointed Chief Business Development Officer, effective January 1.

Since January 2010, Landau has been a member of the company’s board of directors, serving on its audit and strategy committees. In connection with his appointment as Chief Business Development Officer, Landau resigned from the board effective December 31, 2011.

Landau’s professional career has spanned more than 25 years in the financial services and real estate industries. Most recently, he served as a Managing Director at Deutsche Bank, leading the Commercial Real Estate Banking Americas division. Prior to Deutsche Bank, Landau was with Goldenbridge Advisors for two years as Managing Director and was a member of the firm’s investment committee. Earlier in his career, he served in a variety of management positions throughout 14 years with Merrill Lynch. Landau is a 1982 graduate of New York University Law School and earned a bachelor’s degree in economics, Phi Beta Kappa, from the University of Pennsylvania in 1979.

Landau’s responsibilities as Chief Business Development Officer at The Finish Line include identifying and pursuing options—including potential mergers and acquisitions—for the company’s next leg of long-term growth outside of its Finish Line brand business. Among other areas of focus, his work will build upon the September 2011 acquisition of specialty running stores operating under The Running Company banner.

Landau’s responsibilities were previously held by Gary D. Cohen, the company’s former Chief Administrative Officer and Corporate Secretary, who announced his retirement from the company in November 2011. Landau reports directly to Glenn Lyon, Chairman and Chief Executive Officer.

“Mark has been a valuable contributor to our board and I am confident that he will continue to effectively utilize his vast experience and bring important insights to this new role within our company,” Lyon said. “We are excited to have Mark working with our leadership team to help create and execute our strategic vision for long-term growth. This includes further expansion within the specialty running business as well as potential growth into other business segments that build on our company’s existing core competencies.”

About The Finish Line, Inc.

The Finish Line, Inc. is a premium retailer of athletic shoes, apparel and accessories. Headquartered in Indianapolis, the company has two retail divisions – Finish Line, which operates 646 Finish Line brand stores in malls across the United States, and the Running Specialty Group, which operates 19 specialty running shops in seven states and the District of Columbia under The Running Company banner.

Finish Line stores employ more than 11,000 sneakerologists who help customers every day connect with their sport, their life and their style. Online shopping is available at www.finishline.com and mobile shopping is available at m.finishline.com. Follow Finish Line on Twitter at Twitter.com/FinishLine and “like” Finish Line on Facebook at Facebook.com/FinishLineUSA.

The Running Company stores carry a deep assortment of performance running shoes, apparel and accessories. Their trained experts advise everyone from beginners to advanced runners and provide free gait analysis to ensure the proper fit for each customer. The Running Company is tightly connected to its communities, hosting regular neighborhood group runs and sponsoring local races. More information on The Running Company can be found at www.therunningcompany.net.

Forward-Looking Statements

This news release may contain certain statements that the company believes are, or may be considered to be, “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by use of statements that include phrases such as “believe”, “future”, “intend”, “plan”, “will”, “continue”, “create”, “potential”, “confidence”, or other similar words, or statements that describe objectives, plans or goals. All of these forward-looking statements are subject to risks and uncertainties that could cause the company’s actual results to differ materially from those contemplated by the relevant forward-looking statement. There are several principal risk factors that could cause actual performance and future actions to differ materially from the forward-looking statements, as noted in previous releases. The forward-looking statements included herein are made only as of the date of this report and the company undertakes no obligation to publicly update these forward-looking statements to reflect subsequent events or circumstances.

Media Contact:	Investor Contact:
Anne Roman Corporate Communications 317-613-6577	Ed Wilhelm Chief Financial Officer 317-655-6716